Exhibit 99.1

Zosano Pharma Reports Fourth Quarter and Fiscal Year 2020 Financial Results

FREMONT, Calif., March 11, 2021 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the fourth quarter and year ended December 31, 2020, as well as business highlights.

“Over this past year, we made important progress in advancing QtryptaTM towards the market,” said Steven Lo, president and chief executive officer of Zosano. “We expect to receive the FDA’s feedback on our pharmacokinetic study protocol shortly, and if supportive of our proposal, we are prepared to initiate this study quickly. Our clear priority is to resubmit our NDA as soon as possible so that patients suffering from debilitating migraines have access to Qtrypta, if approved. Separately, last year we also executed feasibility study agreements with Mitsubishi Tanabe Pharma Corporation and two other partners to explore additional potential therapeutic applications of our transdermal microneedle system technology.”

Select Business Highlights

•Completed a Type A meeting with the U.S. Food and Drug Administration (“FDA") Division of Neurology II (the “Division”) on January 29, 2021 regarding the requirements for resubmission of the Qtrypta (zolmitriptan transdermal microneedle system) 505(b)(2) New Drug Application (“NDA”) following the Complete Response Letter received on October 20, 2020
◦Company plans to conduct an additional pharmacokinetic study that incorporates a patient skin assessment for inclusion in an NDA resubmission package, pending review of the study protocol by the FDA
•Presented a post-hoc retrospective analysis of data from the ZOTRIP trial at the January 2021 Annual Headache Cooperative of the Pacific Winter Conference that suggested that Qtrypta™ conferred therapeutic benefit at 30 minutes consistent with recently published criteria for early onset of action, and that those patients who were pain free at 30 minutes were still pain free at 2 hours
•Entered into three feasibility study agreements including one with Mitsubishi Tanabe Pharma Corporation. Under these agreements, Zosano plans to evaluate the feasibility of formulating each partner’s pharmaceutical agent for administration with its proprietary transdermal microneedle system technology
•Partnered with EVERSANA, a leading provider of commercial services to the life science industry, to commercialize and distribute Qtrypta™, if approved, in the United States

Financial Results for the Fourth Quarter Ended December 31, 2020
Zosano reported a net loss for the fourth quarter of 2020 of $8.1 million, or $0.08 per share on a basic and diluted basis, compared with a net loss of $8.9 million, or $0.46 per share on a basic and diluted basis, for the same quarter in 2019.

Research and development expenses for the fourth quarter of 2020 were $5.4 million, compared with $5.6 million for the same quarter in 2019. The decrease of $0.2 million was due to $0.4 million of lower employee and consulting expenses partially offset by higher depreciation expense.

General and administrative expenses for the fourth quarter of 2020 were $2.6 million, compared with $3.1 million for the same quarter in 2019. The decrease of $0.5 million was primarily due to lower employee related expenses and professional service fees.

As of December 31, 2020, cash and cash equivalents were $35.3 million, compared with $6.3 million as of December 31, 2019.

Financial Results for the Fiscal Year Ended December 31, 2020
Zosano reported a net loss for the full year 2020 of $33.4 million, or $0.49 per share on a basic and diluted basis, compared with a net loss of $37.6 million, or $2.29 per share on a basic and diluted basis, for the full year 2019.

Research and development expenses for the full year 2020 were $21.6 million, compared with $25.4 million in 2019. The decrease of $3.8 million was primarily due to a decrease in pre-clinical and clinical trial costs, related to the completion of the Qtrypta™ long-term safety study, partially offset by an increase in costs associated with the scale up and technology transfer to our commercial manufacturing organizations.

General and administrative expenses for the full year 2020 were $11.2 million, compared with $11.8 million in 2019. The decrease of $0.6 million primarily resulted from lower employee related expenses.

About Zosano Pharma
Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is Qtrypta™ (M207), which is a proprietary formulation of zolmitriptan designed to be delivered via its transdermal microneedle system technology, as an acute treatment for migraine. Learn more at www.zosanopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the company’s plans to conduct an additional pharmacokinetic study that incorporates a patient skin assessment for inclusion in an NDA resubmission package, the timing with respect to the FDA’s feedback on the pharmacokinetic study protocol, plans for resubmission of the company’s Qtrypta NDA to the FDA, plans to evaluate and explore additional potential therapeutic applications of the company’s transdermal microneedle system technology under feasibility study agreements, the potential benefits of Qtrypta for patients and other future events and expectations described in this press release. Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," "approximately" or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the company’s ability to obtain additional cash resources to continue operations, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading "Risk Factors" in the company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:
Christine Matthews
Chief Financial Officer
510-745-1200

Zosano PR:
Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Service revenue	$224	$—	$224	$—
Operating expenses:
Cost of service revenue	171	—	171	—
Research and development	5,352	5,643	21,622	25,385
General and administrative	2,637	3,103	11,189	11,812
Total operating expenses	8,160	8,746	32,982	37,197
Loss from operations	(7,936)	(8,746)	(32,758)	(37,197)
Other income (expense):
Interest income	1	4	18	207
Interest expense	(158)	(166)	(719)	(523)
Other income (expense), net	(5)	(32)	90	(76)
Loss before provision for income taxes	(8,098)	(8,940)	(33,369)	(37,589)
Provision for income taxes	—	—	—	—
Net loss	$(8,098)	$(8,940)	$(33,369)	$(37,589)
Net loss per common share – basic and diluted	$(0.08)	$(0.46)	$(0.49)	$(2.29)
Weighted-average shares used in computing net loss per common share – basic and diluted	102,066	19,409	67,907	16,384

ZOSANO PHARMA CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$35,263	$6,316
Prepaid expenses and other current assets	453	497
Total current assets	35,716	6,813
Restricted cash	455	455
Property and equipment, net	30,909	24,636
Operating lease right-of-use assets	4,928	5,763
Other long-term assets	3	3
Total assets	$72,011	$37,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,884	$4,356
Accrued compensation	2,294	2,015
Build-to-suit obligation, current portion	4,779	4,554
Operating lease liabilities, current portion	1,378	1,140
Paycheck Protection Program loan, current portion	809	—
Other accrued liabilities	3,367	4,172
Total current liabilities	14,511	16,237
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	4,359	6,095
Operating lease liabilities	4,687	5,931
Paycheck Protection Program loan, long-term portion	812	—
Other liabilities	127	15
Total liabilities	24,496	28,278
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized as of December 31, 2020 and 2019, respectively; 102,066,218 and 23,503,214 shares issued and outstanding as of December 31, 2020 and 2019, respectively	10	2
Additional paid-in capital	379,695	308,211
Accumulated deficit	(332,190)	(298,821)
Total stockholders’ equity	47,515	9,392
Total liabilities and stockholders’ equity	$72,011	$37,670